UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 29, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

From April 29, 2005 through May 5, 2005, we acquired the following properties.
	Date	Approximate Acquisition Price	Gross Leasable Area	Physical Occupancy as of 05/01/05
Property	Acquired	($)	(Sq. Ft.)	(%)

The Commons at Temecula Temecula, CA	04/29/05	51,535,800	292,661	100

Edwards Megaplex Theater Ontario, Canada	04/29/05	47,242,500	124,614	100

Cuyahoga Falls Market Center Cuyahoga Falls, OH	04/29/05	15,062,000	76,361	100

Massillon Village Center Massillon, OH	04/29/05	18,411,400	245,993	92

Boulevard Plaza Pawtucket, RI	04/29/05	17,067,800	108,897	95

Brown's Lane Middletown, RI	04/29/05	11,424,500	74,715	100

Page Field Commons Fort Meyers, FL	05/02/05	46,507,400	322,051	98

University Square University Heights, OH	05/02/05	54,481,400	287,172	65

Edward Megaplex Theater Fresno, CA	05/02/05	33,437,200	94,600	100

Circuit City Corporate Headquarters Richmond, VA	05/05/05	53,000,000	382,570	100

Item 9.01. Financial Statements, ProForma Financial Information and Exhibits
  Financial Statements

Audited financial statements will be subsequently filed for The Commons at Temecula, Edwards Megaplex Theater - Ontario, Cuyahoga Falls Market Center, Massillon Village Center, Boulevard Plaza, Brown's Lane, Page Field Commons, University Square and Edwards Megaplex Theater - Fresno under Rule 3-14 of the Securities and Exchange Commission Regulation S-X. No audited financial statements are required to be filed for Circuit City Corporate Headquarters under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	April 29, 2005